Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
TISI - Team Inc to Discuss Completion of Furmanite Merger and 2016 Business Outlook

EVENT DATE/TIME: MARCH 10, 2016 / 09:00AM EST

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CORPORATE PARTICIPANTS

Ted Owen Team, Inc. - President and CEO

Greg Boane Team, Inc. - SVP and CFO

CONFERENCE CALL PARTICIPANTS

Unidentified ParticipantAnalyst

Craig Bibb CJS Securities - Analyst

Edward Marshall Sidoti & Company - Analyst

Adam Thalhimer BB&T Capital Markets - Analyst

Matt Tucker KeyBanc Capital Markets - Analyst

Martin Malloy Johnson Rice & Company - Analyst

William Bremer Maxim Group, LLC - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Team Furmanite merger and 2016 business outlook conference call.

(Operator Instructions)

As a reminder, this call is being recorded. I'd now like to introduce your host for today's conference, Ted Owen, President and CEO. Please go ahead.

Ted Owen - Team, Inc. - President and CEO

Thank you and good morning, everyone. Again, my name is Ted Owen and I'm the President and CEO of Team. Joining me again today is Greg Boane, our Senior Vice President and Chief Financial Officer.

As you all are aware, last week we announced the finalization of our acquisition of Furmanite in a stock-for-stock exchange. The purpose of this call is to answer questions about the Furmanite acquisition, update you on our end markets and 2016 outlook and to share with you the excitement about the platform we are building.

This call contain forward-looking information within the meaning of the Federal Safe Harbor Provisions, and so I will ask Greg to read the full disclaimer relative to forward-looking information.

Greg Boane - Team, Inc. - SVP and CFO

Thanks, Ted. Good morning. Any forward-looking information discussed today is provided in accordance with the Private Securities Litigation Reform Act of 1995. We've made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete.

However, a variety of factors could cause actual results to differ materially from those anticipated in any forward-looking information. A description of those factors is set forth in the Company's SEC filings. There can be no assurance that the forward-looking information discussed today will occur or that our objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

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Now I will turn it back over to Ted.

Ted Owen - Team, Inc. - President and CEO

Thank you, Greg. Before I get started, I want to welcome all our new colleagues to Team. Since the original announcement of the transaction in November, we have been getting to know each other better through integration planning activities. I and all of us at Team are even more excited today about the prospects of this combination than when we announced the transaction three months ago.

The logic of a Team and Furmanite combination has been readily apparent to many of us for a long time. And the merger of our two companies met the overwhelming approval of shareholders of both companies with each company receiving over 96% approval for the merger. Through the Furmanite transaction, we have brought together two highly complementary organizations which, when coupled with our earlier acquisition of Qualspec, creates the premier global industrial service company in our space.

Based upon the closing date stock prices, the final valuation of the transaction was about $285 million, including the assumption of approximately $70 million of debt. That's less than the $335 million amount indicated in our first announcement, due to the reduction in the stock prices of both companies since November 1. Importantly the stock-for-stock exchange was a delevering event for Team, reducing our net leverage ratio from slightly greater than 3 to 1 to about 2.7 to 1.

On a combined basis, we now have annual revenues of about $1.4 billion, roughly equally weighted between NDT Inspection and Assessment services and Mechanical services. In the coming days, we will introduce new logos and branding for our Inspection and Heat Treating business unit which includes Qualspec and our Mechanical Service business unit, which includes most of the Furmanite business.

Our Mechanical Service business unit will be called Team Furmanite. And our NDT Inspection and Heat Treating business unit will be called Team Qualspec and which, along with our Specialty Inspection and Engineering Assessment business, Quest Integrity Group, all residing under the umbrella of Team Industrial Services.

These significant combinations with Qualspec and Furmanite well position us as the premier industrial services company with the following primary competitive attributes. First, industrial services market leadership. This means extending our market leadership in the fragmented mechanical service and inspection industries and meeting client demands for more single source accountability, capability, capacity and priority resource allocations.

Second, standard services to customize fully integrated solutions. This means providing a natural escalation path from standard and specialty individual services to advanced fully integrated solutions as and when client circumstances demand.

Third, a highly trained and experienced workforce. This means deploying over 8,000 highly trained and qualified employees, often with local plant or asset-specific knowledge to help clients index and support best practices.

Fourth, practical technology enablement. This means applying mechanical and inspection NDT technology to improve and predict condition assessment and to enable compliant and cost-effective maintenance and repairs.

And finally regional resources and responsiveness. This means leveraging the availability of our regional resources and equipment over 220 locations in 22 countries maximizing service responsiveness and reliability.

Obviously integrating Furmanite and Qualspec to take full advantage of our respective strengths and expanded service capability and market access is hard work. And the degree of difficulty increases with a heavy ongoing lift of an ERP system implementation. All of these strategic initiatives, Qualspec and Furmanite business integrations and the ERP implementation are critical to our future and we've engaged external professionals who manage these type projects routinely to assist us with project management. These are the building blocks to an incredibly bright future.

We are also doing this heavy lift during what has become the worst market environment for our industry that we've seen since the recessionary environment of 2009 and 2010. I want to take a moment to thank all of my colleagues at Team and at Furmanite who are tirelessly working every day to build an organization that is well-positioned to take advantage of our preferred market position, both on a relative basis under current challenging conditions and when industry conditions return to a more normalized healthy state.

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So what are we building? Let me be clear as to what I think the prize is. First, when we announced the Furmanite transaction in November, we said we expected the transaction to contribute $38 million to adjusted EBITDA on an annual basis and that we expected to realize $20 million to $25 million in cost synergies over the first two years.

Now on a trailing-12-month basis, the actual adjusted EBITDA contribution of the continuing Furmanite business is more like $30 million due to the temporary softening of market conditions, but also the exclusion of a business that we expect to sell. Note that the reduced EBITDA contribution was effectively baked into the stock price when we closed. However, our conviction about the realization of $20 million to $25 million in synergies is now even stronger.

Additionally, we've identified margin expansion opportunities for the combined Team Furmanite and Team Qualspec well beyond the cost synergies identified. Performance improvement opportunities will take longer and involve process changes to capture, but are well within our direct control and influence.

Just for your steerage, by 2018, even assuming modest 3% growth targets, we believe that our total business should be achieving 9% EBIT margins and 13% EBITDA margins. That would represent an adjusted EBIT target of about $130 million and an adjusted EBITDA target of nearly $200 million on revenues of $1.5 billion in 2018. That is the financial performance foundation that we're building.

2016, though, is going to be a tough year. When we spoke in January, we disclosed that we had adopted a budget for 2016 of $2.15 per share, excluding the impact of Furmanite, on a revenue budget of $1.05 billion. We have seen several project deferrals from the fall of 2015 into the spring of 2016, but remain cautiously optimistic about the spring, especially since we were awarded at least four major projects that would impact 2016, each in excess of $5 million.

While all of those projects are still on the books, one project has seen a significant scope reduction and has been deferred until the summer. And we continue to see more deferrals out of the spring as well as scope reductions in scheduled work. Ex acquisitions, we expect revenues in the first calendar quarter to actually be down year over year by about 5%.

As a result, even before we report first calendar quarter earnings in early May, I want to reset expectations for calendar 2016. We no longer believe market conditions will allow us to achieve our budgeted $2.15 per share and $1.05 billion in revenue. Again, that's ex Furmanite. We have reduced our internal expectations for 2016 to $1.03 billion in revenue and our adjusted earnings target to $1.75 per share. That represents about $70 million of adjusted EBIT and about $110 million of adjusted EBITDA, again, ex Furmanite.

What I'm providing you this morning is directional steerage, not guidance. I am concerned about market conditions and am no longer optimistic, even cautiously, in my outlook for 2016. Believe me, though, we're not simply sitting back waiting for markets to improve. As we did in 2009, we've undertaken significant cost reduction initiatives across the enterprise designed to reduce our annualized run rates by about $15 million. While actions are already in process, the full realization of these savings will not occur until the second half of calendar 2016. Those cost reductions are in addition to the cost synergy targets of the Furmanite transaction.

Relative to the Furmanite business, we expect to add about $290 million of revenues for the 10 months of 2016 post acquisition. That's about $350 million on an annualized basis, a little less than the previously disclosed $400 million due to the exclusion of a Furmanite business that we do not intend to continue.

We think Furmanite will be neutral to earnings per share in 2016 as the full impact of synergies won't begin to be realized until 2017. It is worth noting that while these market conditions are providing for a challenging 2016 relative to our original expectations, they are also providing us with a time to undertake the heavy foundational integration of teams and resources that I believe will set us further apart from our competition as the premier industrial services company.

I'm also well aware that it is difficult for our analysts to model our business right now with so many moving parts and changes in fiscal quarters. In the next few days, we will be filing our 10-K for the seven-month stub period ending December 31. Simultaneously, we'll be filing a schedule on Form 8-K to recast the last two years to calendar year presentations. And Greg, obviously, will be happy to walk through those schedules with any of you as required once they are filed.

With those as my prepared comments, let's open it up for questions. And, again, in the Q&A, I would appreciate if you would limit yourself to a question and a follow-up and then get back in the queue to make sure everybody has a chance to ask questions.

QUESTION AND ANSWER

Operator

Think you, ladies and gentlemen.

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(Operator Instructions)

Matt Duncan, Stephens Inc.

Unidentified Participant Analyst

Good morning, guys. This is Will, actually, on the call for Matt. Good morning, Ted. I just want to start with on the pushback of synergies deeper into the 2017 and ultimately why that is happening, why that is getting pushed out and what has actually changed from those original expectations?

Ted Owen - Team, Inc. - President and CEO

Actually, nothing has changed from expectations, Will. When we announced the transaction we expected to achieve $20 million to $25 million over the first two years and that continues to be our expectation. Nothing changed at all.

Unidentified Participant Analyst

Okay. I must've misheard that. I thought that you were saying the realizing of some of those synergies was getting pushed back further than you had originally expected.

Ted Owen - Team, Inc. - President and CEO

No. No, we did not say that.

Unidentified Participant Analyst

Okay. And then on your commentary regarding margins and you're starting to see some benefits there as you move further along with the implementation process. Can you talk a little bit more about that and how you expect the pricing dynamic in the market to evolve now that you two are together?

Ted Owen - Team, Inc. - President and CEO

I really don't want to talk about pricing dynamics other than to say I think we've identified a significant amount of performance improvement opportunities, I would really characterize it that way, that go beyond just taking costs out.

There are opportunities for kind of streamlined efficiencies of operations, standardizing business processes that presently are localized, if you will. The emphasis on the specialty nature of services that we provide to the market. And basically just having the fortitude associated with the proper evaluation of specialty services. It's those sorts of things.

Unidentified Participant Analyst

Great. Thanks, guys.

Operator

Craig Bibb, CJS Securities.

Craig Bibb - CJS Securities - Analyst

A lot to cover today. Could you talk about you have more scale, more services, more customers, more geography. How does that create competitive advantage for you?

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Ted Owen - Team, Inc. - President and CEO

Again, I think it starts with scale and the five pillars, if you will, of our primary competitive attributes that I talked about. We are the premier both mechanical service company and NDT inspection and assessment company. There's no one else that has the breadth and depth of capabilities that we have. No one else has the breadth and depth of customized fully integrated solutions that we can offer the market. No one else has the breadth and depth of human resources that we offer.

And, again, our regional capabilities, 220 locations, 22 countries. The equal weighting of our service offerings between mechanical services and NDT inspection assessment. No one has those kind of capabilities.

Craig Bibb - CJS Securities - Analyst

I guess I was more focused on mechanical services with Furmanite. Will you be offering bundling or using that scale and breadth of services to do things that your competitors can't do and shut them out a little bit or --?

Ted Owen - Team, Inc. - President and CEO

Again, I don't think it's ever about shutting anybody out. I just think we have some competitive advantages, some combined capabilities that we will offer to the market that are capabilities that other competitors simply don't have the scale and depth to offer. Yes, we expect to bundle our services and take full advantage of the breadth of our services.

We are focused on an initiative that is just really frankly getting started that's an enterprisewide initiative that crosses all of our business units we call Team Solutions. Declan Rushe, who is the former President of Qualspec, will be leading that activity to make sure that we are delivering to our customers the full breadth and depth of all the capabilities of Team. So not just mechanical services or inspection services or kind of the specialty inspection services that Quest might offer, but really focusing on how do we bring all of those services to bear for the benefit of our customers.

Craig Bibb - CJS Securities - Analyst

Okay. It sounds like you guys have done a fair amount of integration so far. Have there been any specific opportunities that have bundled up at the branch level in terms of things you can offer now that you couldn't offer before?

Ted Owen - Team, Inc. - President and CEO

Well, again, it is probably not fair to say that we've done a lot of integration so far. We've only owned it for a week and in the three months prior we have done a lot of planning, but we've done no integration because we were separate companies, as you can appreciate. We are already going to market to our customers and it's kind of identifying the capabilities that we have. We're like at -- if integration and kind of bundled approach to our customers is a clock, if you think about it, if it's a 24-hour clock, we are like at 1 o'clock in the morning. We are just getting started.

Craig Bibb - CJS Securities - Analyst

Okay. All right. Well, thanks a lot, Ted.

Ted Owen - Team, Inc. - President and CEO

Yes.

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Operator

Edward Marshall, Sidoti & Company.

Edward Marshall - Sidoti & Company - Analyst

Good morning, guys. How are you?

Ted Owen - Team, Inc. - President and CEO

Morning, Edward.

Edward Marshall - Sidoti & Company - Analyst

I wanted to get some clarification, I guess, on the $1.75 for 2016. You said it excludes Furmanite, but does it also exclude the 30% dilution from the shares issued or does it include that?

Ted Owen - Team, Inc. - President and CEO

It includes that, again we think the -- Furmanite will be neutral relative to our EPS for -- so there's 8 million more shares, but there's also a contribution from Furmanite. The two will kind offset each other and so that makes, for 2016, I think the relative contribution of Furmanite, including the dilution, is going to be neutral.

Edward Marshall - Sidoti & Company - Analyst

Got it. And that's --

Ted Owen - Team, Inc. - President and CEO

Because the full impact, the benefit of the synergies really start to kick in 2017.

Edward Marshall - Sidoti & Company - Analyst

Got it. Got it. You had mentioned a lot of different things that you are doing this year, including the implementation of the RP, the business integrations, et cetera, and you talked about, I guess I'd characterize them as consultants that you hired externally to walk you through this process. Can you talk about some of the costs associated with those consultants? I mean, is it material?

Ted Owen - Team, Inc. - President and CEO

They're not free.

Greg Boane - Team, Inc. - SVP and CFO

I guess one thing to point out relative to the integration efforts is they will not be engaged over the course of the entire integration process. They are really focused on the front end as it relates to the planning and the road mapping and the identification of the various opportunities within all of the functional areas. It was really heavy front-end load on the coordination and planning efforts. And as it relates to integration, it's about $600,000 a month.

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Edward Marshall - Sidoti & Company - Analyst

$600,000 a month.

Ted Owen - Team, Inc. - President and CEO

Those are costs associated with the transaction, though, Ed, and we will call those out and include those in our overall cost of the Furmanite acquisition and integration.

Edward Marshall - Sidoti & Company - Analyst

So just a point of clarification then. That $600,000 a month, you will break that out as one time. Is that included or excluded from that $1.75 number?

Ted Owen - Team, Inc. - President and CEO

Excluded.

Edward Marshall - Sidoti & Company - Analyst

Excluded, okay. So that would be over and beyond. Okay. And then when you talk about some of the synergies that you found in the two businesses, can you talk about maybe some of the things that -- maybe it's a little premature, but maybe you can talk about some of the things that you're planning to do here. I know some of the back-office stuff we've already talked about, but any other additional things that you've uncovered since you've closed?

Ted Owen - Team, Inc. - President and CEO

I think, Greg, why don't you walk through the big buckets of cost categories that we've identified. By the way, a lot of cost synergies have already been achieved, if you will.

Greg Boane - Team, Inc. - SVP and CFO

As it relates to the cost synergies, there's approximately $4 million that relates almost solely to corporate C suite executive officer salaries, compensation and Board of Directors and public company costs, that those have effectively been eliminated from the go- forward operation. There's an additional of around $10 million of cost savings through, I guess, benefits related to leverage on insurance, commercial insurance.

There's some favorable pricing leveraging that we're able to get as a larger organization and enfolding their operation into ours and into our insurance programs, there's significant savings there. There is savings related to travel and fleet management. For example, just the combination of all of the car rentals related to travel. Just the consolidation of that under the Team contract which had much better pricing with the same service provider. No change to the service provider. Just adjusting everybody to fall under the Team umbrella.

Just the savings on that tune right there is $750,000 to $1 million. There's savings of a little over $1 million related to, again, standardizing the travel process of our non-technician travel across the organization. So there is about $10 million of things like that that are not related to restructuring of operations or consolidation of offices or related to headcount reductions. These are all just basic core business expenditures that we're able to leverage across a broader portfolio.

There's around $14 million of synergy savings that we believe they've either started or well on their way and will be easily achievable within the first six, nine months of the transaction. Obviously we won't realize the full benefit until 2017. But there's $14 million of things of that nature that are not overly challenging to execute.

And then in addition to that, as Ted mentioned, there are integration-related combination of functional areas and opportunities to streamline processes, standardize procedures, take advantage of opportunities to utilize a shared service support program which Furmanite has had some success with that we have not embarked on at Team.

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There's opportunities in that regard that are over and above the $20 million to $25 million of cost synergies that we have identified. Those types of opportunities, obviously, are a little harder, take a little longer, involve a lot more process change. But that was the upside that Ted was referring to over and above the $20 million to $25 million that we had identified earlier.

Edward Marshall - Sidoti & Company - Analyst

Got it. Thanks very much.

Operator

Adam Thalhimer, BB&T Capital Markets.

Adam Thalhimer - BB&T Capital Markets - Analyst

Good morning, guys. Congrats on closing the deal.

Ted Owen - Team, Inc. - President and CEO

Thank you.

Adam Thalhimer - BB&T Capital Markets - Analyst

First, the $0.25 to $0.30 of accretion from Furmanite that you previously talked about in 2017, do you still stand behind that today?

Ted Owen - Team, Inc. - President and CEO

Yes. I don't think there's anything changed. The difference is are we going to have normal markets? I forgot what the cents were you just referred to that we originally said, but nothing has changed other than the original projections, if you will, were based upon $38 million of contributed EBITDA.

So the run rate coming in is actually a little light to that, as I indicated, about $30 million instead of $38 million. About $2 million of that, by the way, is associated with a business that we don't expect to continue. The rest of it is just because markets are softer. The question is what do you think -- it's not lost opportunity. So I think when markets return to normal, there's nothing about the business that we've seen that gives us any pause. So there's no change in our view of normalized run rates, if you will.

Greg Boane - Team, Inc. - SVP and CFO

Adam, this is Greg. Just kind of big picture, we need synergies of about $20 million to hit that $0.30 accretion, which is that's our bogey. That is the number that we've got a high level of confidence in. We do feel confident about the $0.25 to $0.30 accretion after synergies are fully realized.

Adam Thalhimer - BB&T Capital Markets - Analyst

But to Ted's point, do you think it's prudent to take a 20% haircut to that based on the challenging conditions or --?

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Ted Owen - Team, Inc. - President and CEO

I think the conditions today are very challenging, there is no question about that. That's why it's part two of this call. This is a very difficult market environment that all of us are in.

Again, I don't think -- it's a question of timing, Adam. That's why I wanted -- I kind of focused from a steerage standpoint to what are we building here? We're building a business that by 2018, even at very modest growth rates of -- if you only apply a 3% growth rate, and you focus on the achievement of the synergies by 2018, even off of lower EBIT basis, the expansion of margins because of some of the performance improvement efficiencies we expect to achieve, that's when we start thinking about, man, this is a $200 million of EBITDA.

You don't have to believe 10% growth rates in order to believe that. Will our markets return? Absolutely our markets will return to a more normalized state. We've seen this rodeo before. We're in a minimalist spin from our customers from an inspection and a maintenance mode.

We've seen it before. It typically lasts about a year. Or at least in the deepest recession, it lasted about a year. We're probably six months into it from an industry standpoint. My expectation for 2017 would be that we would be in a very normalized year by 2017. I certainly can't point to anything for 2016 that says that for the current calendar year.

Adam Thalhimer - BB&T Capital Markets - Analyst

Okay. That is perfect. Thanks so much.

Operator

Matt Tucker, KeyBanc Capital Markets.

Ted Owen - Team, Inc. - President and CEO

Hello, Matt.

Matt Tucker - KeyBanc Capital Markets - Analyst

Good morning, Ted. I just wanted to ask first about what's changed in terms of your customer behavior since January? What do you think is driving the deferrals in [skoal] productions that you're seeing?

Ted Owen - Team, Inc. - President and CEO

Well, again, I think it's the continual pattern that we've seen starting really back in our first quarter, the second half of calendar 2015 and continuing into the early part of 2016. If you think about refining, you've got excess inventories and so refining runs are being reduced.

We've got the same upstream industry issues for the integrated refiners of cash flow from the price of oil, so you just have a -- it's just a depressed market. The pressures from upstream, the pressures from China, if you will, all are having a significant impact on demand for maintenance and inspection spending at this moment in time.

But, again, we serve infrastructure primarily. If you operate, you've got to maintain and inspect facilities. And so, again, we've seen this rodeo before. It's not that different than the environment of 2009 and 2010 from a demand standpoint. We're seeing project deferrals. We're seeing curtailment of hours in run and maintain accounts. We're getting significant pressure on pricing broadly.

And all those things are, if anything, are becoming more exacerbated as we move into the spring. But, again, it's not a change directionally. It's a reality that this is the market environment that we're in right now, but it won't always be the market environment that we're in.

Matt Tucker - KeyBanc Capital Markets - Analyst

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Sure. That is helpful color. And I guess kind of what I was getting at is last year refining profitability was fairly okay. We heard that some of the stuff that was deferred, some of the (inaudible) that was deferred was a result of them actually enjoying strong profitability as opposed to maybe tightening their belts. But it sounds like what you're seeing now is more of generally your customers tightening their belts in response to the macro background.

But I guess as you're seeing things now getting deferred out of the spring and you're getting closer to that point where it's been a year where we've been in this kind of market. Is there any reason to expect that some of that stuff will just come back in the fall? Or do you think as long as oil prices are where they are, spending is still going to be fairly soft?

Ted Owen - Team, Inc. - President and CEO

The truth, Matt, is I don't know. I know there will be kind of an inflection point where there will be a shift in direction and there will be pent-up demand and we will be in a more normalized environment. As I sit here in March of 2016, there is nothing that I can point to that would say the second half of 2016 is going to be a better environment than we are in in the first half of 2016.

I hope it is. History suggests that, again, this lasts about a year and then you start seeing the pent-up demand and the spigots turned on again, if you will. But as I sit here today, I don't see anything that I can specifically point to in that direction. I'm simply being, you know what, we are in a tough environment. We are responding to it. Making sure all our resources across our organization are well-balanced for the difficult environment that we're in and we're going to be extremely well-positioned when that environment improves.

Matt Tucker - KeyBanc Capital Markets - Analyst

Thanks, Ted. If I could just have one last follow-up on the reduced guidance. Could you just walk us through the drivers of the lower EPS guidance. I know you brought the revenue down, but you've done better than $1.75 on lower revenues before, so if you could comment on pricing margins, (multiple speakers) just the other factors there.

Ted Owen - Team, Inc. - President and CEO

I think we are going to see some margin pressures in 2016. Again, we are already seeing that. We're seeing a reduction in hours, in run and maintained accounts. We're seeing pricing pressure from our customers and so we've just -- again, just in an abundance of caution. We've pulled our top line down and then reduced our margins because we think it's going to be a compressed environment that we're in.

By the way, $1.75 is not guidance. That's just our internal modeling of current expectations. I don't like the word guidance, because I'm not smart enough to guide you. We set our budgets and then we adjust our expectations. And so I'm sharing that $1.75 with you as more a matter of steerage, if you will, directionally where I think we are as opposed to a specific guidance. I'm not smart enough to call that guidance.

Matt Tucker - KeyBanc Capital Markets - Analyst

Okay. Understood. Thanks, Ted.

Operator

Martin Malloy, Johnson Rice and Company.

Ted Owen - Team, Inc. - President and CEO

Hello, Marty

Martin Malloy - Johnson Rice & Company - Analyst

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Good morning. I wanted to maybe better understand the weakness in the end markets and the type of customers that you might be seeing a special weakness in or a particular weakness in. Is it more the integrated oil and gas customers drawing back on their CapEx spending?

And what are some of the leading indicators that you would look for as far as market conditions improving? Is it simply the price of crude improving so that these integrates have more money to spend on catching up?

Ted Owen - Team, Inc. - President and CEO

I wouldn't say that it is simply the integrateds. It is broader than that. Again, we've seen reduced spending really kind of across our network, probably less so in Kim's, but certainly from a refining standpoint, if you think you have a refine again, about 45% of our business is refining and that's probably -- half of that is our integrated refiners and half of it are independent refiners. We're seeing, frankly, the same behavior from both.

Anecdotally, I think we have pointed to different drivers for that over the last year, but I'm not sure what those drivers are particularly. I know that all of our end markets are pipelines. We're seeing deferral of pipeline-related projects. While our exposure to upstream is relatively limited, a lot of our project activity in Canada in the Marcellus, if you will, or Bakken, as examples.

Obviously a dryup of project-related activities. And while on the margin that's only maybe 10% of our business, it's more impacted than any of the rest of our business, if you will. I just think it's broadly all of our refining customers, our pipeline customers, our upstream customers, if you will, are all just responding to a difficult macro environment for our customers as a whole.

Martin Malloy - Johnson Rice & Company - Analyst

Okay. Are you seeing any changes in competition? Are you seeing any larger ENC companies start to move into your markets?

Ted Owen - Team, Inc. - President and CEO

No. No. We haven't seen -- the competitive environment, I'd say, is pretty constant. It's a fragmented industry that we participate in. We've got a lot of competitors, but I can tell you it isn't because of a shift in customer base or losing opportunities to new competitors. I don't see that all.

Martin Malloy - Johnson Rice & Company - Analyst

Okay. Thank you.

Ted Owen - Team, Inc. - President and CEO

Yes.

Operator

William Bremer, Maxim Group.

William Bremer - Maxim Group, LLC - Analyst

Good morning, gentlemen. I was wondering now with all the integration and you have had some time to truly scrub the contracts in hand, your backlog. I wonder any contracts that warrant some concern at this time to prevent the overruns that have staged a few of your entities in the past? That is question number one.

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My second question is really on capital allocation, cash flow capital allocation going forward. Is there a preference between possibly establishing based upon your valuation now, even if I go out to 2018 sort of forecast of a buyback versus, say, a debt repayment? What's the thought process there?

Ted Owen - Team, Inc. - President and CEO

Sure. Relative to your first question about overruns, the fact of the matter is we've only, relative to the Furmanite business, we've owned it for one week. We haven't had a lot of opportunity to, as you say, kind of scrub contracts, because prior to the closing of the transaction we had to be really, really careful of not doing precisely what you inquired about.

That's a process that will be ongoing in terms of we have a team looking right now, if you will, part of our integration activities of making sure where do we duplicate, if you will, where we both have contracts? What are the rates, terms, conditions, et cetera, et cetera, of the relative contracts that exist. Not only just pricing, not just Team and Furmanite, but also Qualspec.

That is an ongoing process that is part of integration and has not happened heretofore because, again, separate companies, shareholders approved it two weeks ago and we closed one week ago. So contracts, things like that, rates, we're really -- you have to be very, very careful and not get into that prior to closing. That's a to-come and not something we've already done.

Relative to cash flow, we are a working capital-intensive business, but really not a particularly capital-intensive business. Our preferred use of cash flow is to pay down debt. We levered up Team's balance sheet a bit when we did the Qualspec transaction in July. Furmanite, as I indicated, is actually a delivering transaction because the leverage ratio of Furmanite is a little less than Team's. But our preferred use of cash flow, generally speaking, will be to pay down debt and continue to delever the balance sheet.

Having said that, we have some authority under an existing stock buyback program. We expect to be in the market, from a stock repurchase standpoint -- not to suggest that we have some degree of smartness, if you will, about what the right price to buy back shares are. But rather, I think what we are going to begin to do is to be in the market on a regular basis to buy in the dilution costs by equity awards and things like that. But (multiple speakers) debt reduction.

William Bremer - Maxim Group, LLC - Analyst

One follow-up, if I may. How much time do you feel you're going to need to sort of scrub those contracts? Is it --?

Ted Owen - Team, Inc. - President and CEO

I don't have a point of view about that. So I can't answer that question.

William Bremer - Maxim Group, LLC - Analyst

Okay. Thank you.

Ted Owen - Team, Inc. - President and CEO

Yes

Operator

Craig Bibb, CJS Securities.

13

Craig Bibb - CJS Securities - Analyst

Just a little housekeeping. If you guys are going to report a 10K, a calendar December 15 and that'll be Team only?

Ted Owen - Team, Inc. - President and CEO

I'm sorry. I missed that, Craig.

Craig Bibb - CJS Securities - Analyst

Just housekeeping here. It looks like you have a 10K coming that will be for a stub period to December for Team only --

Ted Owen - Team, Inc. - President and CEO

Yes; that's correct; right.

Craig Bibb - CJS Securities - Analyst

When is that coming?

Ted Owen - Team, Inc. - President and CEO

Within the next couple of days.

Craig Bibb - CJS Securities - Analyst

And then you're going to report a calendar 1Q that has two months of Team and one month of Furmanite and that's coming in May?

Ted Owen - Team, Inc. - President and CEO

Yes. Three months of Team; one month of Furmanite.

Greg Boane - Team, Inc. - SVP and CFO

Yes.

Craig Bibb - CJS Securities - Analyst

And will you guys provide any pro forma quarterlies going backward or --?

Ted Owen - Team, Inc. - President and CEO

Yes.

Craig Bibb - CJS Securities - Analyst

Okay.

14

Ted Owen - Team, Inc. - President and CEO

I'm sorry, not pro formas for Furmanite.

Greg Boane - Team, Inc. - SVP and CFO

We will file an 8-K to recast our last two calendar years, 2014 and 2015, on the new December 31 quarterly tempo. We will be filing that basically contemporaneously with the 10K. But we will not be filing pro forma information. We filed pro forma information in the S4.

And there's some basic financial information in the acquisitions footnote that we will file in our first quarter 10-Q. We will not be putting out pro forma combined information for the historical periods other than what's already been filed.

Craig Bibb - CJS Securities - Analyst

Okay. What business are you selling? About what are the revenues in EBITDA which you'll be taking back out?

Ted Owen - Team, Inc. - President and CEO

I really don't want to identify the business at this point, Craig. We haven't announced it yet. Notionally, it's about $50 million of total revenues. Fairly low margin business of about a couple million dollars of EBIT contribution.

Craig Bibb - CJS Securities - Analyst

Okay. Just to be absolutely clear, the $1.75 is for calendar 2016?

Ted Owen - Team, Inc. - President and CEO

Yes.

Craig Bibb - CJS Securities - Analyst

Okay. Thanks a lot.

Operator

Matt Duncan, Stephens Inc.

Unidentified Participant Analyst

Hey, guys. Will again. A housekeeping one from me as well. And I know you've hit on it, but I just want to make sure I heard you correctly. What are the Furmanite revenue and pre-synergy EBITDA contribution expectations for both this year and next year on the neutral EBS in the 2016 of the $0.25 to $0.30 next year?

Ted Owen - Team, Inc. - President and CEO

Sure. In 2016 it should contribute about $290 million of continuing revenue. Again, that is for 10 months. We closed effective March 1. The trailing EBITDA is about $30 million associated with that revenue.

15

Unidentified Participant Analyst

And then the 2017 revenue expectation on the $0.25?

Ted Owen - Team, Inc. - President and CEO

I don't have a revenue expectation for 2017.

Unidentified Participant Analyst

Okay.

Ted Owen - Team, Inc. - President and CEO

We're not forecasting to that (multiple speakers).

Unidentified Participant Analyst

I got you. Okay. Thanks, guys.

Ted Owen - Team, Inc. - President and CEO

Yes.

Operator

(Operator Instructions)

Edward Marshall, Sidoti & Company

Edward Marshall - Sidoti & Company - Analyst

Hello. I just wanted to ask, what's the impact of -- I'm trying to figure out your cash flow here. The impact from the DNA of the deal, the transaction from Furmanite as it looks to -- I don't know if you'd characterize it for 2016 or just in general?

Greg Boane - Team, Inc. - SVP and CFO

The DNA related to Furmanite is probably going to be in around the $14 million to $15 million a year range.

Edward Marshall - Sidoti & Company - Analyst

Annually?

Greg Boane - Team, Inc. - SVP and CFO

16

Yes. That's obviously tied and dependent upon the final purchase price allocation and the split between fixed assets and intangibles and goodwill. But our preliminary estimate would be, let's call it, around $15 million.

Edward Marshall - Sidoti & Company - Analyst

So it's not a lot of movement off that number, based on allocation, will just be small (multiple speakers).

Greg Boane - Team, Inc. - SVP and CFO

Yes. We think it is probably going to increase in the $3 million to $5 million range over their historical rates.

Edward Marshall - Sidoti & Company - Analyst

Got it. I wanted to ask a question -- looks like, I don't know, maybe you are bracing for a weaker environment. Your customers' budgets are based on an annual basis and I guess I've been seeing a phenomena of refineries rotating off a traditional industry maintenance period and going to some of the software maintenance period, summers, winters, maybe control costs. Have you seen that? And do you expect your seasonality as it relates to 2016 kind of maybe shift a little bit?

Ted Owen - Team, Inc. - President and CEO

You know, Ed, we really haven't seen that. We hear of that anecdotally. But in truth, when we look at major project, major turnaround activities, it all still falls in the spring and fall.

Edward Marshall - Sidoti & Company - Analyst

Got it. And finally, when I speak to the integrators, it looks like a lot of their spending is earmarked for exploration first. I know it seems weird, considering what upstream is doing. I mean, so in this environment, do you lag any recovery in the upstream recovery based on kind of where dollars will be spent first? Is that the right way to look at this?

Ted Owen - Team, Inc. - President and CEO

Again, I don't think so because I don't know that it's an allocation of upstream first and then downstream. I think at the end of the day, again, back to our basic premise is and history is that you could defer maintenance and project activity inspection in downstream facilities for a limited period of time.

But if you're going to operate them, you're ultimately going to have to kind of get back to a normal environment. So I don't know that that has anything to do with what we're going to spend upstream first. That would be news to me.

Edward Marshall - Sidoti & Company - Analyst

Got it. Okay. Thanks very much.

Ted Owen - Team, Inc. - President and CEO

Yes.

17

Operator

Martin Malloy, Johnson Rice & Company.

Ted Owen - Team, Inc. - President and CEO

Hello, Marty.

Martin Malloy - Johnson Rice & Company - Analyst

Good morning. One last follow-up question. If you could talk about what you're seeing on the Gulf Coast in terms of new facilities and expansions coming online, whether it be LNG facilities coming online or ethane crackers and how that works in terms of (multiple speakers) awards?

Ted Owen - Team, Inc. - President and CEO

Sure. The Gulf coast is actually a bright spot, if you think geographically, across North America, if you will. Louisiana is booming. Projects that we have referred to in the past and identified, those projects are, indeed, moving forward.

Lots of activity in the Louisiana quarter with new construction, ethylene plants. We are seeing a lot of project activity, new construction activity, again, particularly in that Louisiana corridor or from Beaumont east, if you will.

Martin Malloy - Johnson Rice & Company - Analyst

As I look at the schedule for when some of these larger projects are coming online, 2017, 2018, 2019 look to be pretty big years. Is that meaningful to you all?

Ted Owen - Team, Inc. - President and CEO

It's meaningful in a couple ways. Again, the projects themselves are a nice tailwind. And again if you were to ask our business unit leaders in Louisiana how their world is, they would tell you, man, it's pretty darn good right now.

It's meaningful in the sense that as new facilities come onstream, that's more infrastructure, right? Infrastructure creates more opportunities, but on the margin, it probably -- it's not like it increases -- it's not a 50% increase in the installed base. But certainly it is important.

Martin Malloy - Johnson Rice & Company - Analyst

Okay. Thank you.

Operator

I am showing no further questions at this time. I'd like to turn the call back over to Ted Owen for any closing remarks.

Ted Owen - Team, Inc. - President and CEO

Okay. Thanks. Thank you all for your interest in Team and your attention to this morning's call. Again, it's a tough environment that we're in. But we couldn't be more excited about where our Company is going, the hard work of all of our colleagues.

Again, I just want to welcome our new Furmanite colleagues across the world. We're building an incredible foundation and indeed we believe we will be the premier industrial service company, bar none. Again, everyone have a good day. Thank you. And we will talk again when we release our first-quarter results in early May. Thank you.

18

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude today's program. You may all disconnect. Everyone have a great day.

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